EXHIBIT 99.1

Colony Bankcorp, Inc. Announces Second Quarter Results

FITZGERALD, Ga., July 23, 2010 (GLOBE NEWSWIRE) -- Colony Bankcorp, Inc. (Nasdaq:CBAN), today reported net income available to shareholders of $171,000, or $0.02 per diluted share for the second quarter of 2010, up from second quarter 2009 net loss available to shareholders of $6,747,000 or $(0.94) per diluted share, while net income available to shareholders for six months ended June 30, 2010 was $505,000 or $0.06 per diluted share compared to net loss available to shareholders for the comparable period in 2009 of $5,984,000 or $(0.83) per diluted share. The increase in net income for both periods is primarily driven by the reduction in loan loss provisions. "Though first half 2010 earnings are below our historic standards, our pre-tax, pre-provision core earnings continue to provide strong support for the credit-related expenses needed to address our problem loan assets.   We expect problem assets and charge-offs to continue to be elevated above historical levels, but it is encouraging that the pace of problem loan formation has slowed from prior periods. We are beginning to see slight but positive signs of economic recovery, but loan demand remains stubbornly weak and is the weakest that many bankers have seen in their careers. We have said for some time that we are committed to reducing our non-performing assets to an acceptable level in a timely and prudent manner and returning to our accustomed earnings standards. That commitment continues and, though we still have much work to do, we have made significant progress," said Al D. Ross, President and Chief Executive Officer.

Colony continues to maintain a favorable capital position to be categorized as "well-capitalized" by regulatory benchmarks. At June 30, 2010, the Company's tier one leverage ratio, tier one and total risk-based capital ratios were 8.65 percent, 13.45 percent and 14.73 percent, respectively, compared to 8.30 percent, 11.79 percent  and 13.07 percent, respectively, at December 31, 2009. Regulatory benchmarks to be categorized as "well-capitalized" for tier one leverage ratio, tier one and total risk-based capital ratios are 5.00 percent, 6.00 percent and 10.00 percent, respectively.   During first quarter 2010, the Company strengthened its capital position by accepting subscriptions of several accredited investors in a private placement stock offering. The offering was closed on March 30, 2010 with proceeds realized of $5.08 million.

During the second quarter of 2010, the Company reported net interest income of $9.60 million and a net interest margin of 3.20 percent, compared to $9.94 million and 3.28 percent, respectively, for second quarter 2009. The Company continues to work toward increased net interest margin by improving deposit and loan pricing, while at the same time minimizing interest rate risk exposure by extending some liabilities to longer maturities in anticipation of higher interest rates in the future and maintaining higher levels of liquidity for balance sheet structuring. Extending liabilities and maintaining higher liquidity levels will pressure our net interest margin in the near term, but we feel prudent for interest rate risk management in the current low interest rate environment. Net interest margin improved to 3.20% for second quarter 2010 compared to 3.16% for first quarter 2010.

The Company continues to closely monitor our non-performing assets and focus on asset quality. Non-performing assets decreased from December 31, 2009 to $46.05 million, or 5.25 percent of total loans and other real estate owned as of June 30, 2010. This compares to $53.4 million, or 5.62 percent as of December 31, 2009 and $46.3 million, or 4.74 percent as of June 30, 2009. The level of non-performing assets ties directly to the elevated risk in our residential, land development and commercial real estate loan portfolio and has resulted in higher than normal loan loss provisions in 2010, 2009 and 2008.  The Company was able to reduce loan loss provisions from the same year ago period as the second quarter 2010 provision for loan losses was $3.40 million compared to $13.36 million for the same 2009 period, while first half 2010 provision for loan losses was $6.65 million compared to $17.58 million for the same 2009 period.   Unusually high levels of loan loss provision have been required as company management addresses asset quality deterioration associated with the housing and real estate downturn.  Until we see stabilization in the economy and the housing and real estate market, we expect problem assets and charge-offs to be elevated above historical levels as we work through our problem assets.

In the second quarter of 2010 net charge-offs were $4.56 million, or 0.52 percent of average loans as compared to net charge-offs of $13.98 million, or 1.45 percent of average loans in second quarter 2009, while first half 2010 net charge-offs were $9.52 million, or 1.07 percent of average loans as compared to net charge-offs of $16.22 million, or 1.69 percent of average loans in first half 2009. The loan loss reserve was $28.54 million on June 30, 2010, or 3.33 percent of total loans compared to $31.40 million on December 31, 2009, or 3.37 percent of total loans and compared to $18.38 million, or 1.91 percent on June 30, 2009.  Management believes that the first half 2010 contributions to Allowance for Loan Losses address the level of non-performing assets and the related level of classified assets to be adequately reserved at June 30, 2010.

Other significant factors negatively impacting first half 2010 earnings were FDIC insurance assessments and credit related expenses. While the banking industry has sustained significant bank failures during the past several quarters, the FDIC insurance fund has fallen to levels requiring increased insurance assessments in order to maintain an adequate FDIC insurance reserve level. As a result rates utilized for quarterly insurance assessments have increased. First half 2010 FDIC insurance assessments total $970,000, though this is down from first half 2009 FDIC insurance assessments of $1,722,000 when a special insurance premium was assessed in second quarter 2009.   Also, the increased activity in non-performing assets resulted in foreclosure and repossession expense increasing to $804,000 for first half 2010 compared to $451,000 for the same 2009 period.   In addition, write-downs on OREO property and the loss from sale of OREO property and repossessions resulted in losses of $890,000 for first half 2010 compared to a loss of $13,000 for the same year ago period.

The Company had total assets of $1,251,777,000, gross loans of $856,415,000, total deposits of $1,008,365,000 and total equity of $98,085,000 at June 30, 2010. Total equity to total assets was 7.84 percent at June 30, 2010 compared to 8.01 percent at June 30, 2009.

Colony Bankcorp, Inc. is a bank holding company headquartered in Fitzgerald, Georgia that consists of one operating subsidiary, Colony Bank. The Company conducts a general full service commercial, consumer and mortgage banking business through thirty offices located in the middle and south Georgia cities of Fitzgerald, Warner Robins, Centerville, Ashburn, Leesburg, Cordele, Albany, Thomaston, Columbus, Sylvester, Tifton, Moultrie, Douglas, Broxton, Savannah, Eastman, Chester, Soperton, Rochelle, Pitts, Quitman and Valdosta, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq Global Market under the symbol "CBAN".

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Company's future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Forward-looking statements speak only as of the date on which such statements are made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.    Readers are cautioned not to place undue reliance on these forward-looking statements.

COLONY BANKCORP, INC. FINANCIAL HIGHLIGHTS (UNAUDITED) DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
EARNINGS SUMMARY	06/30/10	06/30/09	06/30/10	06/30/09
Net Interest Income	$9,596	$9,939	$19,274	$18,999
Provision for Loan Losses	3,400	13,355	6,650	17,580
Non-interest Income	2,019	1,996	4,559	5,954
Non-interest Expense	7,696	8,295	16,009	15,652
Income Taxes (Benefits)	(2)	(3,318)	(31)	(2,960)
Net Income	521	(6,397)	1,205	(5,319)
Preferred Stock Dividend	350	350	700	665
Net Income Available to Common Shareholders	171	(6,747)	505	(5,984)

	QUARTER ENDED		YEAR-TO-DATE
PER COMMON SHARE SUMMARY	06/30/10	06/30/09	06/30/10	06/30/09
Common Shares Outstanding	8,444,308	7,229,163	8,444,308	7,229,163
Weighted Average Basic Shares	8,443,884	7,209,865	7,849,973	7,206,275
Weighted Average Diluted Shares	8,443,884	7,209,865	7,849,973	7,206,275
Earnings Per Basic Share (b)	$0.02	$(0.94)	$0.06	$(0.83)
Earnings Per Diluted Share (b)	$0.02	$(0.94)	$0.06	$(0.83)
Dividends Declared Per Share	$0.00	$0.0488	$0.00	$0.1463
Common Book Value Per Share	$8.37	$10.57	$8.37	$10.57
Tangible Common Book Value Per Share	$8.33	$10.19	$8.33	$10.19

	QUARTER ENDED		YEAR-TO-DATE
OPERATING RATIOS (1)	06/30/10	06/30/09	06/30/10	06/30/09
Net Interest Margin (a)	3.20%	3.28%	3.18%	3.17%
Return on Average Assets (b)	0.05%	(2.10)%	0.08%	(0.94)%
Return on Average Total Equity (b)	0.72%	(24.60)%	1.09%	(10.98)%
Efficiency (c)	66.56%	70.41%	69.47%	69.37%

(1) Annualized
(a) Computed using fully taxable-equivalent net income
(b) Computed using net income available to shareholders
(c ) Computed by dividing non-interest expense by the sum of fully taxable-equivalent net interest income and non-interest income and excluding security gains/losses and goodwill impairment expenses.
	QUARTER ENDED
ENDING BALANCES	6/30/10	6/30/09
Total Assets	$1,251,777	$1,294,575
Loans, Net of Reserves	827,798	945,309
Allowance for Loan Losses	28,536	18,375
Goodwill	--	2,412
Intangible Assets	313	349
Deposits	1,008,365	1,016,539
Common Shareholders' Equity	70,654	76,409
Common Equity to Total Assets	5.64%	5.90%
Total Equity	98,085	103,694
Total Equity to Total Assets	7.84%	8.01%

	QUARTER ENDED		YEAR-TO-DATE
AVERAGE BALANCES	06/30/10	06/30/09	06/30/10	06/30/09
Total Assets	$1,276,694	$1,282,493	$1,288,513	$1,275,552
Loans, Net of Reserves	838,205	948,172	855,425	943,749
Deposits	1,035,606	1,008,265	1,046,265	1,003,719
Common Shareholders' Equity	67,659	82,260	64,022	82,839
Total Equity	95,062	109,686	92,709	109,002

	QUARTER ENDED		YEAR-TO-DATE
ASSET QUALITY	06/30/10	06/30/09	06/30/10	06/30/09
Nonperforming Loans	$24,554	$33,224	$24,554	$33,224
Nonperforming Assets	46,050	46,264	46,050	46,264
Net Loan Chg-offs (Recoveries)	4,560	13,976	9,515	16,221
Reserve for Loan Loss to Gross Loans	3.33%	1.91%	3.33%	1.91%
Reserve for Loan Loss to Non-performing Loans	116.22%	55.31%	116.22%	55.31%
Reserve for Loan Loss to Non-performing Assets	61.97%	39.72%	61.97%	39.72%
Net Loan Chg-offs (Recoveries) to Avg. Gross Loans	0.52%	1.45%	1.07%	1.69%
Nonperforming Loans to Gross Loans	2.87%	3.45%	2.87%	3.45%
Nonperforming Assets to Total Assets	3.68%	3.57%	3.68%	3.57%
Nonperforming Assets to Total Loans And Other Real Estate	5.25%	4.74%	5.25%	4.74%

Quarterly Comparative Data (in thousands, except per share data)

	2Q2010	1Q2010	4Q2009	3Q2009	2Q2009

Assets	$1,251,777	$1,300,527	$1,307,089	$1,290,891	$1,294,575
Loans	827,798	855,486	899,851	949,629	945,309
Deposits	1,008,365	1,056,010	1,057,585	1,015,414	1,016,539
Common Shareholders' Equity	70,654	67,371	61,918	76,746	76,409
Total Equity	98,085	94,765	89,275	104,067	103,694
Net Income	521	684	(14,233)	368	(6,397)
Net Income Available to Common Shareholders	171	334	(14,583)	18	(6,747)
Net Income Per Share	0.02	0.05	(2.02)	0.00	(0.94)
Dividends Declared Per Share	0.00	0.00	0.00	0.00	0.0488

Key Performance Ratios	2Q2010	1Q2010	4Q2009	3Q2009	2Q2009

Return on Average Assets (1)	0.05%	0.10%	(4.49)%	0.01%	(2.10)%
Return on Average Total Equity (1)	0.72%	1.48%	(57.78)%	0.07%	(24.60)%
Common Equity to Total Assets	5.64%	5.18%	4.74%	5.95%	5.90%
Total Equity to Total Assets	7.84%	7.29%	6.83%	8.06%	8.01%
Net Interest Margin	3.20%	3.16%	3.36%	3.38%	3.28%
(1) Computed using net income available to shareholders

Consolidated Balance Sheets Colony Bankcorp, Inc.
(in thousands)
	June 30, 2010	June 30, 2009
	(unaudited)	(unaudited)
ASSETS
Cash and Cash Equivalents
Cash and Due from Banks	$20,171	$23,441
Federal Funds Sold	13,646	--
	33,817	23,341
Interest-Bearing Deposits	17,228	229
Investment Securities
Available for Sale, at Fair Value	289,410	249,849
Held for Maturity, at Cost (Fair Value of $52 and $62 as of June 30, 2010 and June 30, 2009, Respectively)	49	59
	289,459	249,908
Federal Home Loan Bank Stock, at Cost	6,345	6,345
Loans	856,415	963,829
Allowance for Loan Losses	(28,536)	(18,375)
Unearned Interest and Fees	(81)	(145)
	827,798	945,309
Premises and Equipment	27,999	29,369
Other Real Estate	21,364	13,040
Goodwill	--	2,412
Other Intangible Assets	313	349
Other Assets	27,454	24,173
Total Assets	$1,251,777	$1,294,575

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
Noninterest-Bearing	$77,446	$71,370
Interest-Bearing	930,919	945,169
	1,008,365	1,016,539

Borrowed Money
Federal Funds Purchased	--	12,697
Securities Sold Under Agreements to Repurchase	25,000	40,000
Subordinated Debentures	24,229	24,229
Other Borrowed Money	91,667	91,000
	140,896	167,926

Other Liabilities	4,431	6,416

Stockholders' Equity
Preferred Stock, Par Value $1,000; Authorized 10,000,000 Shares, Issued 28,000 Shares	27,431	27,285
Common Stock, Par Value $1; Authorized 20,000,000 Shares, Issued 8,444,308 and 7,229,163 Shares	8,444	7,229
Paid in Capital	29,186	25,393
Retained Earnings	29,985	44,190
Restricted Stock- Unearned Compensation	(97)	(252)
Accumulated Other Comprehensive Loss, Net of Tax	3,136	(151)
	98,085	103,694
Total Liabilities and Stockholders' Equity	$1,251,777	$1,294,575

Consolidated Statements of Income Colony Bankcorp, Inc.
(in thousands except per share data)

	Quarter		Year-to-Date
	Three Months Ended		Six Months Ended
	06/30/10	06/30/09	06/30/10	06/30/09
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest Income
Loans, Including Fees	$13,039	$14,576	$26,471	$28,773
Federal Funds Sold	14	6	40	11
Deposits with Other Banks	14	--	17	--
Investment Securities
U. S. Government Agencies	1,995	1,907	3,671	3,954
State, County and Municipal	23	60	48	148
Corporate Obligations/Asset-Backed Sec.	34	90	90	213
Dividends on Other Investments	4	--	8	--
	15,123	16,639	30,345	33,099
Interest Expense
Deposits	4,430	5,553	8,870	11,726
Federal Funds Purchased and Repurchase Agreements	181	204	367	436
Borrowed Money	916	943	1,834	1,938
	5,527	6,700	11,071	14,100
Net Interest Income	9,596	9,939	19,274	18,999
Provision for Loan Losses	3,400	13,355	6,650	17,580
Net Interest Income After Provision for Loan Losses	6,196	(3,416)	12,624	1,419

Noninterest Income
Service Charges on Deposits	936	1,042	1,843	2,030
Other Service Charges, Commissions and Fees	288	252	558	488
Mortgage Fee Income	79	121	140	219
Securities Gains	97	221	878	2,538
Other	619	360	1,140	679
	2,019	1,996	4,559	5,954
Noninterest Expense
Salaries and Employee Benefits	3,510	3,583	7,064	7,390
Occupancy and Equipment	1,098	1,041	2,206	2,050
Other	3,088	3,671	6,739	6,212
	7,696	8,295	16,009	15,652

Income (Loss) Before Income Taxes	519	(9,715)	1,174	(8,279)
Income Taxes (Benefits)	(2)	(3,318)	(31)	(2,960)
Net Income (Loss)	521	(6,397)	1,205	(5,319)

Preferred Stock Dividends	350	350	700	665

Net Income (Loss) Available to Common Shareholders	$171	$(6,747)	$505	$(5,984)
Net Income (Loss) Per Share of Common Stock
Basic	$0.02	$(0.94)	$0.06	$(0.83)
Diluted	$0.02	$(0.94)	$0.06	$(0.83)
Weighted Average Basic Shares Outstanding	8,443,884	7,209,865	7,849,973	7,206,275
Weighted Average Diluted Shares Outstanding	8,443,884	7,209,865	7,849,973	7,206,275
CONTACT:  Colony Bankcorp, Inc.
          Terry L. Hester, Chief Financial Officer
          (229) 426-6002